UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 16, 2011

CORPORATE OFFICE PROPERTIES TRUST

(Exact name of registrant as specified in its charter)

Maryland	1-14023	23-2947217
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6711 Columbia Gateway Drive, Suite 300

Columbia, Maryland 21046

(Address of principal executive offices)

(443) 285-5400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                                             Regulation FD Disclosure

On August 16, 2011, Corporate Office Properties Trust (the “Trust”) filed with the Securities and Exchange Commission a Tender Offer Statement on Schedule TO, relating to the “put right” under the indenture governing the 3.50% Exchangeable Senior Notes due 2026 (the “Notes”) of Corporate Office Properties, L.P., the Trust’s operating partnership (the “Operating Partnership”).  The Trust also distributed a Put Right Notice to the holders of the Notes.  The Trust took these actions solely because of the Trust’s and Operating Partnership’s obligations to issue such a Put Right Notice under the terms of the indenture to the Notes, dated as of September 16, 2006 and entered into among the Trust, the Operating Partnership and Wells Fargo Bank, National Association, as trustee and paying agent (the “Indenture”).

Pursuant to the Indenture, the holders of Notes may, by exercising their put right, require the Operating Partnership to repurchase any or all of the outstanding Notes for a purchase price equal to 100% of the principal amount of the Notes, plus any accrued and unpaid interest thereon up to, but not including, the date of repurchase, which is set by the Indenture as September 15, 2011.

The foregoing description of the put right is only a summary and is qualified in its entirety by reference to the Put Right Notice, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.                                          Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired

None

(b)	Pro Forma Financial Information

None

(c)	Shell Company Transactions

None

(d)	Exhibits

Exhibit Number	Exhibit Title
99.1	Put Right Notice for 3.50% Exchangeable Senior Notes due 2026, dated August 16, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 16, 2011

CORPORATE OFFICE PROPERTIES TRUST

	By:	/s/ Randall M. Griffin
	Name:	Randall M. Griffin
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Title
99.1	Put Right Notice for 3.50% Exchangeable Senior Notes due 2026, dated August 16, 2011.